EXHIBIT 99.3

Pro Forma Financial Information

Background

On September 8, 2020, Resource Real Estate Opportunity REIT II, Inc., a Maryland corporation (“REIT II”), RRE Opportunity OP II, LP, a Delaware limited partnership and the operating partnership of REIT II (“REIT II Operating Partnership”), Revolution I Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of REIT II (“Merger Sub I”), Resource Real Estate Opportunity REIT, Inc., a Maryland corporation (“REIT I”) and Resource Real Estate Opportunity OP, LP, a Delaware limited partnership and the operating partnership of REIT I (“REIT I OP”), entered into an Agreement and Plan of Merger (the “REIT I Merger Agreement”).  On January 28, 2021, pursuant to the REIT I Merger Agreement, REIT I merged with and into Merger Sub I, with Merger Sub I surviving as a direct wholly owned subsidiary of REIT II (the “REIT I Merger”) and REIT I OP merged with and into REIT II Operating Partnership, with REIT II Operating Partnership surviving (the “REIT I Partnership Merger”). At the effective time of the REIT I Merger, REIT I’s outstanding shares of common stock, par value $0.01 per share (“REIT I Common Stock”), automatically converted into the right to receive 1.22423 shares (the “Exchange Ratio I”) of newly issued REIT II common stock, $0.01 par value per share (“REIT II Common Stock”).  Immediately after the REIT I Merger, each common partnership unit of REIT I OP (“REIT I OP Common Units”) issued and outstanding immediately prior to the effective time of the REIT I Partnership Merger converted into the right to receive 1.22423 common partnership units of REIT II Operating Partnership and each partnership unit designated as a Series A Cumulative Participating Redeemable Preferred Unit of REIT I OP (“REIT I OP Series A Preferred Units”) issued and outstanding immediately prior to the effective time of the REIT I Partnership Merger converted into the right to receive one partnership unit designated as a Series A Cumulative Participating Redeemable Preferred Unit of REIT II Operating Partnership.

Also on September 8, 2020, REIT II, REIT II Operating Partnership, Revolution III Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of REIT II (“Merger Sub III”), Resource Apartment REIT III, Inc., a Maryland corporation (“REIT III”) and Resource Apartment OP III, LP, a Delaware limited partnership and the operating partnership of REIT III (“REIT III Operating Partnership”), entered into an Agreement and Plan of Merger (the “REIT III Merger Agreement”).  On January 28, 2021, pursuant to the REIT III Merger Agreement, REIT III merged with and into Merger Sub III, with Merger Sub III surviving as a direct wholly owned subsidiary of REIT II  (the “REIT III Merger”) and REIT III Operating Partnership merged with and into REIT II Operating Partnership, with REIT II Operating Partnership surviving (the “REIT III Partnership Merger”). At the effective time of the REIT III Merger, REIT III’s outstanding shares of common stock, par value $0.01 (“REIT III Common Stock”), automatically converted into the right to receive 0.925862 shares (the “Exchange Ratio III”) of newly issued REIT II Common Stock.  At the effective time of the REIT III Merger, each common partnership unit of REIT III Operating Partnership issued and outstanding immediately prior to the effective time of the REIT III Partnership Merger were retired and cease to exist.

The combined company after the Merger is known as “Resource REIT, Inc.” (“Resource REIT”).

On September 8, 2020, REIT I and REIT I OP entered into a series of transactions, agreements, and amendments to REIT I’s existing agreements and arrangements (such agreements and amendments hereinafter collectively referred to as the “Self-Management Transaction”), with C-III Capital Partners LLC, a Delaware limited liability company (“C-III”), RRE Legacy Co. LLC, f/k/a Resource Real Estate,

LLC, a Delaware limited liability company (“Legacy”) and Resource America, Inc., a Delaware corporation (“RAI”), pursuant to which the REIT I OP acquired the business of Resource Real Estate, LLC, (f/k/a Resource NewCo LLC), a Delaware limited liability company (“RRE”), in exchange for 6,158,759 REIT I OP Common Units, 319,965 REIT I OP Series A Preferred Units, and additional cash consideration.  C-III is the parent company of RAI, which in turn is the parent company of Legacy. Legacy was the parent company of RRE.  RRE is the parent company of Resource Real Estate Opportunity Advisor, LLC, which was REIT I’s external advisor, Resource Real Estate Opportunity Advisor II, LLC, which was REIT II’s external advisor, and Resource REIT Advisor, LLC, which was REIT III’s external advisor.  RRE is also the parent company of Resource Real Estate Opportunity Manager, LLC, the property manager for REIT I, Resource Real Estate Opportunity Manager II, LLC, the property manager for REIT II, and Resource Apartment Manager III, LLC, the property manager for REIT III.  Prior to the REIT I and REIT III Merger, as a result of the Self-Management Transaction, REIT I was self-managed and succeeded to the advisory, asset management and property management arrangements formerly in place for REIT I, REIT II and REIT III.  REIT I was the advisor and property manager for REIT II and REIT III until the REIT I Merger and the REIT III Merger were consummated.

The Self-Management Transaction was accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations.

Both the REIT I Merger and the REIT III Merger (collectively the “Mergers”) were accounted for as asset acquisitions under ASC 805 as substantially all of the fair value of the gross assets acquired are Class B multifamily rental properties. The total purchase price was allocated to the individual assets acquired and liabilities assumed based upon their relative fair values. Intangible assets were recognized at their relative fair values in accordance with ASC 350, Intangibles- Goodwill and Other. The allocation of the purchase price reflected in these unaudited pro forma condensed consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired and liabilities assumed will be based on actual valuations at the time of the respective Mergers. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma condensed consolidated financial statements.

Based on an evaluation of the relevant factors and the guidance in ASC 805, all of which required significant management judgment, the entity in the Mergers considered the acquirer for accounting purposes is not the legal acquirer. In order to make this determination, various factors have been analyzed, including which entity issued its equity interests, relative voting rights, existence of minority interests (if any), control of the board of directors, management composition, relative size, transaction initiation, and other factors such as operational structure, and relative composition of employees, and other factors. The strongest factors identified were the relative size of the companies and management composition. Based on financial measures, REIT I was a larger entity than REIT II and REIT III.  REIT I had more common stock outstanding at a higher net asset value than REIT II and REIT III and upon the consummation of the Mergers was issued more shares of REIT II than were held by REIT II stockholders or than were issued to REIT III stockholders in the REIT III Merger.  REIT I also contained the management entity.  Based on these factors, REIT I was concluded to be the accounting acquirer.

The assets (including identifiable intangible assets) and liabilities of REIT II and REIT III as of the effective time of the respective Mergers were recorded at their respective relative fair values and added to those of REIT I. Transaction costs incurred by REIT I in connection with the Mergers were capitalized in the period in which the costs are incurred and services are received. The total purchase price was allocated to the individual assets acquired and liabilities assumed based upon their relative fair values. Intangible assets were recognized at their relative fair values in accordance with ASC 805. The allocation of the purchase price reflected in these unaudited pro forma consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired and liabilities assumed will be based on actual valuations as of the date the respective Mergers close. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities.

As of and For the Year Ended December 31, 2020

The following unaudited pro forma condensed balance sheet as of December 31, 2020 and the unaudited pro forma condensed statements of operations for the year ended December 31, 2020 give effect to the following transactions:

•	The Self-Management Transaction;

•	The REIT I Merger; and

•	the REIT III Merger.

The pro forma adjustments reflect the application of required accounting for these transactions under U.S. GAAP on REIT I’s financial statements. Transaction accounting adjustments are limited to adjustments to account for the transaction using the measurement date and method prescribed by the applicable accounting standard. The pro forma balance sheet as of December 31, 2020 depicts the accounting for the REIT I and REIT III Merger transactions.  As of December 31, 2020, the Self-Management Transaction had already been included in the historical balance sheet.  The pro forma income statement gives effect to the Self-Management Transaction, REIT I and III Mergers, assuming those transactions occurred as of January 1, 2020.

The unaudited pro forma consolidated financial statements are prepared and are based on assumptions and estimates considered appropriate by the management of Resource REIT. However, they are not necessarily indicative of what the combined company's financial condition or results of operations actually would have been if the Mergers and Self-Management Transaction had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. Additionally, the unaudited pro forma consolidated financial statements do not include the impact of any the potential synergies that may be achieved in the Mergers or the Self-Management Transaction or any strategies that the combined company’s management may adopt in order to continue to efficiently manage the ongoing operations of the combined company.

You are urged to read the following unaudited pro forma financial information in conjunction with the Consolidated Balance Sheets of REIT I, REIT II and REIT III as of December 31, 2020, the related Consolidated Statements of Operations, Comprehensive Income (Loss), Stockholders Equity, and Cash Flows for the year ended December 31, 2020, and the Notes thereto.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC

UNAUDITED PRO FORMA BALANCE SHEETS

(Unaudited; in thousands, except share amounts)

As of December 31, 2020

	REIT I Historical	REIT I Merger/ Self-Management Adjustments		REIT I Pro Forma Merger/Self-Management	REIT II Historical	REIT II Merger Adjustments		Pro Forma Combined REIT I and II
ASSETS
Investments:
Rental properties, net	$897,975	$-		$897,975	$700,905	$368,359	A,B	$1,967,239
Identified intangible assets, net	5	-		5	-	6,731	B	6,736
Total investments	897,980	-		897,980	700,905	375,090		1,973,975
Cash	70,015			70,015	63,487	-		133,502
Restricted cash	14,769	-		14,769	9,475	-		24,244
Subtotal - cash and restricted cash	84,784	-		84,784	72,962	-		157,746
Due from related parties	2,763			2,763	-	(1,915)	C	848
Tenant receivables, net	516	-		516	301	-		817
Prepaid expenses and other assets	6,000			6,000	2,255	(1,478)	D	6,777
Goodwill	154,935			154,935	-	-		154,935
Operating lease right-of-use assets	3,180			3,180	12	(12)	A	3,180
Total assets	$1,150,158	$-		$1,150,158	$776,435	$371,685		$2,298,278

LIABILITIES AND EQUITY
Liabilities:
Mortgage note payable, net	$825,986	$-		$825,986	$580,114	$1,132	F	$1,407,232
Accrued expenses and other liabilities	12,677	-		12,677	4,402	10,855	E	27,934
Accrued real estate taxes	7,370	-		7,370	5,508	-		12,878
Due to related parties	20,245			20,245	1,915	(1,915)	C	20,245
Tenant prepayments	1,210	-		1,210	618	-		1,828
Security deposits	2,860	-		2,860	1,651	-		4,511
Operating lease liabilities	3,190			3,190	12	(12)	A	3,190
Total liabilities	873,538	-		873,538	594,220	10,060		1,477,818

Equity:
Preferred stock	-	-		-	-	-		-
Common stock	703	-		703	599	159	G	1,461
Convertible stock	1	-		1	1	(1)	H	1
Additional paid-in capital	618,232	2,830	II	621,062	527,644	15,438	I	1,164,144
Accumulated other comprehensive loss	(391)	-		(391)	(231)	231	J	(391)
Accumulated deficit	(469,736)	(2,830)	II	(472,566)	(345,798)	345,798	K	(472,566)
Total stockholders' equity	148,809	-		148,809	182,215	361,625		692,649
Non-controlling interests	127,811			127,811	-	-		127,811
Total equity	276,620	-		276,620	182,215	361,625		820,460
Total liabilities and equity	$1,150,158	$-		$1,150,158	$776,435	$371,685		$2,298,278

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC

UNAUDITED PRO FORMA BALANCE SHEETS

(Unaudited; in thousands, except share amounts)

As of December 31, 2020

	Pro Forma Combined REIT I and II	REIT III Historical	REIT III Merger Adjustments		Pro Forma Combined REIT I, II and III
ASSETS
Investments:
Rental properties, net	$1,967,239	$187,210	$40,989	L, M	$2,195,438
Identified intangible assets, net	6,736	-	1,609	M	8,345
Total investments	1,973,975	187,210	42,598		2,203,783
Cash	133,502	21,656	-		155,158
Restricted cash	24,244	1,639	-		25,883
Subtotal - cash and restricted cash	157,746	23,295	-		181,041
Due from related parties	848	-	(848)	N	-
Tenant receivables, net	817	98	-		915
Prepaid expenses and other assets	6,777	648	(945)	O	6,480
Goodwill	154,935	-	-		154,935
Operating lease right-of-use assets	3,180	2	(2)	L	3,180
Total assets	$2,298,278	$211,253	$40,803		$2,550,334

LIABILITIES AND EQUITY
Liabilities:
Mortgage note payable, net	$1,407,232	$143,823	$3,411	P	$1,554,466
Accrued expenses and other liabilities	27,934	1,468	637	Q	30,039
Accrued real estate taxes	12,878	663	-		13,541
Due to related parties	20,245	848	(848)	N	20,245
Tenant prepayments	1,828	172	-		2,000
Security deposits	4,511	447	-		4,958
Operating lease liabilities	3,190	2	(2)	L	3,190
Total liabilities	1,477,818	147,423	3,198		1,628,439

Equity:
Preferred stock	-	-	-		-
Common stock	1,461	-	112	R	1,573
Class A common stock	-	6	(6)	R	-
Class T common stock	-	11	(11)	R	-
Class I common stock	-	103	(103)	R	-
Convertible stock	1	-	-		1
Additional paid-in capital	1,164,144	103,924	(2,601)	S	1,265,467
Accumulated other comprehensive loss	(391)	(12)	12	T	(391)
Accumulated deficit	(472,566)	(40,202)	40,202	T	(472,566)
Total stockholders' equity	692,649	63,830	37,605		794,084
Non-controlling interests	127,811	-	-		127,811
Total equity	820,460	63,830	37,605		921,895
Total liabilities and equity	$2,298,278	$211,253	$40,803		$2,550,334

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share amounts)

For the Year Ended December 31, 2020

	REIT I Historical	Self-Management Transaction Adjustments		REIT I Pro Forma Self-Managed	REIT II Historical	REIT II Merger Adjustments		Pro Forma Combined REIT I and II
Revenues:
Rental income	$133,242	$-		$133,242	$85,810	$-		$219,052
Property management fee income	1,493	3,246	a	4,739	-	(3,813)	a	926
Asset management fee income	3,571	7,764	a	11,335	-	(9,081)	a	2,254
Other income	232	62	a	294	-	(184)	a	110
Total revenues	138,538	11,072		149,610	85,810	(13,078)		222,342

Expenses:
Rental operating- expenses	26,958	-		26,958	15,518	-		42,476
Rental operating- payroll	12,325	-		12,325	7,334	-		19,659
Rental operating- real estate taxes	17,210	-		17,210	11,728	-		28,938
Subtotal- rental operating expenses	56,493	-		56,493	34,580	-		91,073
Acquisition fees	113	(113)	a	-	-	-		-
Transaction costs	2,282	-		2,282	3,732	6,984	b	12,998
Property management fees- third parties	2,023	4,425	c	6,448	-	-		6,448
Management fees	12,589	(12,589)	a	-	12,894	(12,894)	a	-
General and administrative	12,027	5,529	c	17,556	8,339	-		25,895
Loss on disposal of assets	656	-		656	215	-		871
Depreciation and amortization expense	51,460	76	d	51,536	40,195	5,542	d	97,273
Total expenses	137,643	(2,672)		134,971	99,955	(368)		234,558
Income (loss) before net gains on disposition of property	895	13,744		14,639	(14,145)	(12,710)		(12,216)
Net gain on disposition of property	-	-		-	-	-		-
Income (loss) before other income (expense)	895	13,744		14,639	(14,145)	(12,710)		(12,216)

Other income (expense):
Interest income	217	-		217	14	-		231
Interest expense	(25,723)	-		(25,723)	(19,093)	1,224	e	(43,592)
Insurance proceeds in excess of cost basis	168	-		168	-	-		168
Gain on sale of land easement	310	-		310	-	-		310
Total other income (expense)	(25,028)	-		(25,028)	(19,079)	1,224		(42,883)
Net (loss) income	$(24,133)	$13,744		$(10,389)	$(33,224)	$(11,486)		$(55,099)

Distributions to preferred unit holders	(1,406)	(3,074)	f	(4,480)	-	-		(4,480)
Net income (loss) after preferred unit dividends	$(25,539)	$10,670		$(14,869)	$(33,224)	$(11,486)		$(59,579)
Less: Net (income) loss attributable to non-controlling interests	380	882	g	1,262	-	1,807	g	3,069
Net (loss) income attributable to common stockholders	$(25,159)	$11,552		$(13,607)	$(33,224)	$(9,679)		$(56,510)

Weighted average common shares outstanding, basic and diluted	69,865			69,865	60,227	15,978	h	146,070
Basic and diluted loss per common share:
Net loss per common share- basic and diluted	$(0.36)			$(0.19)	$(0.55)			$(0.39)

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share amounts)

For the Year Ended December 31, 2020

	Pro Forma Combined REIT I and II	REIT III Historical	REIT III Merger Adjustments		Pro Forma Combined REIT I, II and III
Revenues:
Rental income	$219,052	$20,802	$-		$239,854
Property management fee income	926	-	(926)	a	-
Asset management fee income	2,254	-	(2,254)	a	-
Other income	110		(62)	a	48
Total revenues	222,342	20,802	(3,242)		239,902

Expenses:
Rental operating- expenses	42,476	4,089	-		46,565
Rental operating- payroll	19,659	1,984	-		21,643
Rental operating- real estate taxes	28,938	2,724	-		31,662
Subtotal- rental operating expenses	91,073	8,797	-		99,870
Transaction costs	12,998	1,243	637	b	14,878
Property management fees- third parties	6,448	-	-		6,448
Management fees	-	3,180	(3,180)	a	-
General and administrative	25,895	1,486	-		27,381
Loss on disposal of assets	871	243	-		1,114
Depreciation and amortization expense	97,273	9,070	696	d	107,039
Total expenses	234,558	24,019	(1,847)		256,730
Income (loss) before net gains on disposition of property	(12,216)	(3,217)	(1,395)		(16,828)
Net gain on disposition of property	-	530	-		530
Income (loss) before other income (expense)	(12,216)	(2,687)	(1,395)		(16,298)

Other income (expense):
Interest income	231	57	-		288
Interest expense	(43,592)	(5,602)	723	e	(48,471)
Gain on sale of land easement	310	-	-		310
Insurance proceeds in excess of cost basis	168	-	-		168
Total other income (expense)	(42,883)	(5,545)	723		(47,705)
Net loss	$(55,099)	$(8,232)	$(672)		$(64,003)

Distributions to preferred unit holders	(4,480)	-	-		(4,480)
Net loss after preferred unit dividends	$(59,579)	$(8,232)	$(672)		$(68,483)
Less: Net loss attributable to non-controlling interests	3,069	-	218	g	3,287
Net loss attributable to common stockholders	$(56,510)	$(8,232)	$(454)		$(65,196)

Weighted average common shares outstanding, basic and diluted	146,070		11,236	h	157,306
Basic and diluted loss per common share:
Net loss per common share- basic and diluted	$(0.39)				$(0.41)

Class A common stock:
Net loss attributable to Class A common stockholders		$(427)
Net loss per Class A share, basic and diluted		$(0.68)
Weighted average Class A common shares outstanding, basic and diluted		627

Class T common stock:
Net loss attributable to Class T common stockholders		$(736)
Net loss per Class T share, basic and diluted		$(0.66)
Weighted average Class T common shares outstanding, basic and diluted		1,121

Class I common stock:
Net loss attributable to Class I common stockholders		$(7,069)
Net loss per Class I share, basic and diluted		$(0.68)
Weighted average Class I common shares outstanding, basic and diluted		10,389

Adjustments to the Unaudited Pro Forma Consolidated Balance Sheets

The unaudited pro forma consolidated balance sheet as of December 31, 2020 reflects the following adjustments:

REIT I Merger with REIT II

A.

The REIT I Merger was effected by each of REIT I’s 70.3 million issued and outstanding shares of common stock being converted into the right to receive 1.22423 shares of REIT II Common Stock, for a total of 86.1 million newly issued shares of REIT II Common Stock. The 60.0 million issued and outstanding shares of REIT II Common Stock currently outstanding will remain outstanding. As the REIT I Merger is considered a reverse acquisition, the total consideration transferred was computed on the basis of an estimated net asset value per share of the merged entity of $9.06 per share as of January 28, 2021, divided by the Exchange Ratio I to compute the estimated REIT I value per share as of December 31, 2020 of approximately $11.09 per share. Consideration transferred is calculated as such (in thousands except share and per share data):

Merged entity estimated net asset value per share as of merger date (A)	$9.06
REIT I exchange ratio (B)	1.22423
REIT I estimated value per share as of December 31, 2020 (A*B)	$11.0915

REIT II common stock outstanding as of December 31, 2020 (C)	60,026,513
REIT I exchange ratio (D)	1.22423
Implied REIT I common stock issued as consideration (C/D)	49,032,055
REIT I estimated value per share as of December 31, 2020 (E)	$11.0915
Value of implied REIT I common stock issued as consideration (C/D)*E	$543,840

The Exchange Ratio I and estimated value per share take into account merger-related costs related to the REIT I Merger that have either been accrued or already paid by REIT I. The estimated allocation of the consideration presented in the unaudited pro forma consolidated balance sheet incorporates reasonable fair value estimates for buildings and improvements, land, intangible lease assets and liabilities, related indebtedness and other assets and liabilities, including cash that are expected to be acquired and assumed in the REIT I Merger.

The allocation of the consideration, and the determination of the fair values of REIT II’s assets and liabilities, are based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date the Merger, January 28, 2021. The final determination of the fair value of real estate and real estate related assets and liabilities was based on estimates and assumptions made by Resource REIT’s management, using customary methods, including data from appraisals, comparable sales, discounted cash flows and other methods.

The preliminary allocation of the values of the real estate and other assets and liabilities, inclusive of $4.6 million in estimated capitalized transaction costs and elimination of intercompany balances between REIT I and REIT II, is as follows (in thousands):

		Pro forma adjustments
	Historical	Fair value adjustments	Capitalized costs	Other adjustments	Total pro forma adjustments	Adjusted
Assets:
Investments:
Rental properties, net	$700,905	$363,816	$4,543	$-	$368,359	$1,069,264
Identified intangible assets, net		6,703	28	-	6,731	6,731
Total investments	700,905	370,519	4,571	-	375,090	1,075,995
Cash	63,487	-	-	-	-	63,487
Restricted cash	9,475	-	-	-	-	9,475
Subtotal - cash and restricted cash	72,962	-	-	-	-	72,962
Due from related parties	-	-	-	(1,915)	(1,915)	(1,915)
Tenant receivables, net	301	-	-	-	-	301
Prepaid expenses and other assets	2,255	(778)	(700)	-	(1,478)	777
Operating lease right-of-use assets	12	(12)	-	-	(12)	-
Total assets	776,435	369,729	3,871	(1,915)	371,685	1,148,120

Liabilities:
Mortgage notes payable	$580,114	$1,132	$-	$-	$1,132	$581,246
Accrued expenses and other liabilities	4,402	6,984	3,871	-	10,855	15,257
Accrued real estate taxes	5,508	-	-	-	-	5,508
Due to related parties	1,915	-	-	(1,915)	(1,915)	-
Tenant prepayments	618	-	-	-	-	618
Security deposits	1,651	-	-	-	-	1,651
Operating lease liabilities	12	(12)	-	-	(12)	-
Total liabilities	594,220	8,104	3,871	(1,915)	10,060	604,280

Estimated fair value of net assets acquired	$182,215	$361,625	$-	$-	$361,625	$543,840

The final determination of the consideration transferred, and the allocation thereof, may be significantly different from the preliminary estimates used in the unaudited pro forma consolidated financial statements

B.

The adjustments reflect an increase/decrease in the carrying amounts of REIT II’s land, buildings and improvements, furniture and fixtures and construction in progress to record them at their estimated fair values. The fair value of in-place leases are capitalized as intangible lease assets.  The estimated fair values were determined by considering information from several sources and based on customary methods, primarily real estate market trends, including rental rates and income capitalization rates. The estimated allocation of the acquisition consideration is primarily based upon management's existing methodology and historical experiences in determining and allocating the acquisition price of real estate transactions to the respective real estate and related assets and liabilities.

C.	Adjustment reflects the elimination of the receivable due from REIT II to REIT I as of December 31, 2020.
D.	The adjustment eliminates $1.5 million of assets, including $0.8 million of straight-line revenue adjustments that have no carryover basis in purchase accounting.

E.

The adjustment reflects $10.9 million of accrued transaction costs that were not included in the December 31, 2020 historical balances of REIT II, but that were assumed in the REIT I Merger and were included as an element of the transaction price.

F.

Represents the elimination of REIT II’s historical unamortized debt issuance costs and unamortized premium of approximately $4.1 million, offset by a fair value debt adjustment of approximately $3.0 million.

G.

This adjustment eliminates historical common stock and records the additional shares issued for the REIT I purchase as reflected above and reflects the par value of the outstanding stock of REIT II issued to REIT I’s stockholders.

H.	Shares of REIT I convertible stock, $0.01 par value per share, were eliminated in the REIT I Merger and holders received $0.02 per share.
I.

Represents REIT II’s historical equity balances adjusted to reflect the implied consideration. The calculation was based on 60.0 million issued and outstanding shares of REIT II Common Stock, which was divided by the Exchange Ratio I and then multiplied by the estimated value per share of the REIT I Common Stock as of December 31, 2020 of approximately $11.09. Details of the additional paid-in-capital adjustments are as follows (in thousands):.

Value of implied REIT I common stock issued as consideration	$543,840
Less: REIT II historical additional paid in capital	(528,244)
Less: Par value of additional shares issued	(158)
Adjustment	$15,438

J.	The adjustment eliminates REIT II’s accumulated other comprehensive loss.
K.	The adjustment reflects the elimination of REIT II’s historical accumulated deficit.

REIT I – Merger and Self-Management Transaction

II.As a part of the Self-Management Transaction, officers and certain employees of RRE were granted awards of restricted stock of REIT I (“REIT I Restricted Stock”) pursuant to the REIT I 2020 Long-Term Incentive Plan (the “Equity Incentive Plan”) in the aggregate amount of 645,526 shares. The purpose of the Equity Incentive Plan is to attract and retain the services of experienced and qualified individuals who are acting on REIT I’s behalf, in a way that aligns their interests with those of the REIT I Stockholders. Of the awards granted, 636,402 shares of REIT I Restricted Stock are performance-based awards: 40% vested and were recorded upon the completion of the REIT I Merger; the remaining 60% will vest upon the completion of an initial public offering or a liquidity event in the future. The remaining 9,124 shares of REIT I Restricted Stock granted are time-based awards and will vest ratably over a three-year period. At the time of the REIT I Merger in January 2021, REIT I recorded compensation expense of approximately $2.8 million related to these awards. The impact of the awards of REIT I Restricted Stock has been reflected in the unaudited pro forma balance sheet as an adjustment to additional paid in capital and retained earnings. Dividends on the performance- based awards of REIT I Restricted Stock prior to vesting will not be paid but will be accrued over the vesting period.

Merger with REIT III

L.

Although REIT I is the accounting acquirer, REIT II is the legal acquirer of both REIT III and REIT I.  As such, the 12.1 million issued and outstanding shares of REIT III common stock were converted into the right to receive 0.925862 newly issued shares REIT II Common Stock. Consideration transferred is calculated as such (in thousands except share and per share data):

REIT III common stock outstanding as of December 31, 2020 (A)	12,092,466
REIT III exchange ratio (B)	0.925862
REIT II shares issued as consideration (A*B)	11,195,955
REIT I exchange ratio (C )	1.22423
Implied REIT I common stock issued as consideration (A*B/C)	9,145,303
REIT I estimated value per share as of December 31, 2020	$11.0915
Value of implied REIT I common stock issued as consideration	$101,435

The estimated value per share of REIT I Common Stock as of December 31, 2020, represents the estimated fair value of REIT I based on allocation of shares issued at the estimated net asset value as determined as of January 28, 2021.  See Note A above.  The estimated allocation of the consideration presented in the unaudited pro forma consolidated balance sheet incorporates reasonable fair value estimates for buildings and improvements, land, intangible lease assets and liabilities, related indebtedness and other assets and liabilities, that were acquired and assumed in the Mergers.

The allocation of the consideration, and the determination of the fair values of REIT III’s assets and liabilities, was based on the actual valuations of tangible and intangible assets and liabilities that existed as of the date the REIT III Merger on January 28, 2021. The final determination of the fair value of real estate and real estate related assets and liabilities will be based on estimates and assumptions made by Resource REIT’s management, using customary methods, including data from appraisals, comparable sales, discounted cash flows and other methods.

The preliminary allocation of the values of the real estate and other assets and liabilities, inclusive of $853,000 in estimated capitalized transaction costs and elimination of intercompany balances between REIT I and REIT III, is as follows (in thousands):

		Pro forma adjustments
	Historical	Fair value adjustments	Capitalized costs	Other adjustments	Total pro forma adjustments	Adjusted
Assets:
Investments:
Rental properties, net	$187,210	$40,142	$847	$-	$40,989	$228,199
Identified intangible assets, net	-	1,603	6	-	1,609	1,609
Total investments	187,210	41,745	853	-	42,598	229,808
Cash	21,656	-	-	-	-	21,656
Restricted cash	1,639	-	-	-	-	1,639
Subtotal - cash and restricted cash	23,295	-	-	-	-	23,295
Due from related parties	-	-	-	(848)	(848)	(848)
Tenant receivables, net	98	-	-	-	-	98
Prepaid expenses and other assets	648	(92)	(853)	-	(945)	(297)
Operating lease right-of-use assets	2	(2)	-	-	(2)	-
Total assets	211,253	41,651	-	(848)	40,803	252,056

Liabilities:
Mortgage notes payable	$143,823	$3,411	$-	$-	$3,411	$147,234
Accrued expenses and other liabilities	1,468	637	-	-	637	2,105
Accrued real estate taxes	663	-	-	-	-	663
Due to related parties	848	-	-	(848)	(848)	-
Tenant prepayments	172	-	-	-	-	172
Security deposits	447	-	-	-	-	447
Operating lease liabilities	2	(2)	-	-	(2)	-
Total liabilities	147,423	4,046	-	(848)	3,198	150,621

Estimated fair value of net assets acquired	$63,830	$37,605	$-	$-	$37,605	$101,435

Remaining useful lives for the real estate and related real estate related assets as of December 31, 2020 are as follows:

Buildings	27.5 years
Building improvements	5.0 to 27.5 years
Furniture, fixtures and equipment	3.0 to 5.0 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Weighted average remaining term of related leases

The final determination of the consideration transferred, and the allocation thereof, may be significantly different from the preliminary estimates used in the unaudited pro forma consolidated financial statement.

M.

The adjustments reflect an increase/decrease in the carrying amounts of REIT III’s land, buildings and improvements, furniture and fixtures and construction in progress to record them at their estimated fair values. The fair value of in-place leases are capitalized as intangible lease assets. The estimated fair values were determined by considering information from several sources and based on customary methods, primarily real estate market trends, including rental rates and income capitalization rates. The estimated allocation of the acquisition consideration is primarily based upon management's existing methodology and historical experiences in determining and allocating the acquisition price of real estate transactions to the respective real estate and related assets and liabilities.

N.	Amounts due from and to related parties are eliminated in the Mergers.
O.	The adjustment eliminates $92,000 of straight-line revenue adjustments, that have no carryover basis in purchase accounting and the reclass of $853,000 of merger related expenses.
P.

Represents the elimination of historical unamortized debt issuance costs of approximately $1.3 million and recording of a premium of approximately $2.1 million to recognize the assumed REIT III mortgage notes payable at fair value.

Q.

The adjustment reflects $637,000 of accrued transaction costs that were not included in the December 31, 2020 historical balances of REIT III, but that were assumed in the REIT I Merger and were included as an element of the transaction price.

R.

This adjustment eliminates REIT III’s historical common stock amount and reflects the par value of the outstanding stock of REIT II issued to REIT III’s shareholders for the combined company. The calculation is based on 12.1 million shares based at the fixed conversion rate of 0.925862, which results in the 11.2 million shares issued.

S.

Represents REIT III’s historical equity balances adjusted to reflect the implied consideration. The calculation was based on 12.1 million issued and outstanding shares of REIT III’s common stock, which was multiplied by the estimate value per share (including transaction costs) divided by REIT II’s common stock estimated value per share as of December 31, 2020 (See Note L). Details of the additional paid-in-capital adjustments are as follows (in thousands):

Value of implied REIT I common stock issued as consideration	$101,435
Less: REIT III historical paid-in-capital	(104,044)
Less: Par value of share reduction	8
Adjustment	$(2,601)

T.	The adjustment eliminates REIT III’s accumulated other comprehensive loss and accumulated deficit.

Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2020

The following are the explanations for the adjustments to operating and property level revenues and certain expenses included in the unaudited pro forma consolidated statements of operations for the year ended December 31, 2020:

a.

The Self-Management Transaction adjustments reflect the additional $11.1 million of property management, asset management, acquisition and disposition fees that would have been earned by REIT I for services provided to REIT II and III had the Self-Management transaction occurred as of January 1, 2020 instead of September 8, 2020.  These fees are then eliminated in the REIT II and III Merger adjustments columns as a reduction of revenue and the offsetting expense.  In addition, $12.7 million of asset management, property management and acquisition fees paid to REIT I’s former advisor are eliminated for the period January 1, 2020 to September 8, 2020.

b.	Additional transaction costs that were not included in the December 31, 2020 historical statement of operations are added for both the REIT II and III mergers.
c.

In connection with the Self-Management Transaction, 45 employees of RAI became direct employees of REIT I. In addition to the executive officers, such employees include professionals in the following key areas: acquisitions, asset management, investor relations, legal, compliance, financial reporting, and accounting. The general and administrative expense adjustments include actual base salary and accrued bonuses incurred. In addition, REIT I incurred third party property management fees, which were previously paid by RAI. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2020 has been adjusted for these costs. An additional $2.8 million of compensation cost is included for restricted stock awards that vested upon the Merger (See Note II above) that was not included in the historical December 31, 2020 statement of operations.

d.

Depreciation and amortization expense is calculated, for purposes of the unaudited pro forma consolidated statements of operations, based on an estimated useful life of 27.5 years for building and building improvements, seven years for site improvements, five years for furniture and fixtures for rental properties, and eight months for in-place leases. As REIT II and III would have commenced depreciation and amortization on the Pro Forma Effective Date, the depreciation and amortization expense included in the REIT II and III historical financial statements has been reversed so that the unaudited pro forma consolidated statements of operations reflects the depreciation and amortization that REIT I would have recorded.  In addition, depreciation has been added for leasehold improvements assumed in the Self-Management Transaction amortized over the respective lease term.

e.

The adjustment to the unaudited pro forma consolidated statements of operations is to reflect the discount amortization on REIT II and III’s fixed and variable rate debt. In accordance with ASC 805-10, Business Combinations, REIT I is required to fair value the debt assumed and amortize any discount/premium as of January 1, 2020. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2020 has been adjusted for the discount amortization.

f.	The adjustment reflects 7% distributions on preferred operating partnership units issued as a part of the Self- Management Transaction
g.	The adjustment reflects the impact of the 6.2 million common and 319,965 preferred operating partnership units issued as non-controlling interests.

The following table summarizes the weighted average shares and units outstanding as of December 31, 2020 the allocable percentage of non-controlling interest (dollars in thousands):

REIT I after self-management transaction- (pre-merger)	Year ended December 31, 2020
REIT I weighted average common shares outstanding- historical basis (A)	69,865
Operating partnership units issued as part of the Self-Management Transaction (B)	6,479
Percentage of operating partnership units (non-controlling interests) to total outstanding shares (B)/(A+B)	8.5%
Net loss after preferred unit dividends	$(14,869)
Net loss attributable to non-controlling interests based on percentage of operating partnership units outstanding to total outstanding shares	$1,262

REIT I and II merger	Year ended December 31, 2020
REIT II weighted average common shares outstanding- historical basis (A)	60,227
REIT I subsequent to merger with REIT II (B)	85,531
Restricted shares vested upon merger (C)	312
Operating partnership units issued as part of the Self-Management Transaction (D)	7,932
154,002
Percentage of operating partnership units (non-controlling interests) to total outstanding shares (D)/(A+B+C+D)	5.2%
Net loss after preferred unit dividends	$(59,579)
Net loss attributable to non-controlling interests based on percentage of operating partnership units outstanding to total outstanding shares	$3,069

REIT I, II and III merged	Year ended December 31, 2020
Operating partnership units issued as part of the Self-Management Transaction	7,932

REIT I subsequent to Merger	85,531
Restricted shares vested upon merger	312
REIT II weighted average common shares outstanding- historical basis	60,227
REIT III subsequent to Merger	11,236
165,238
Percentage of operating partnership units (non-controlling interests) to total outstanding shares	4.8%
Net loss after preferred unit dividends	$(68,483)
Net loss attributable to non-controlling interests based on percentage of operating partnership units outstanding to total outstanding shares	$3,287

h.

Weighted average shares for REIT I and REIT III have been adjusted by the exchange ratios for all periods presented.  In addition, approximately 312,000 shares for restricted stock grants vested upon the REIT I Merger have been included in the adjustments.